                              Exhibit to Form N-1A

                     Exhibit (6)(a) Underwriting Agreement

                             UNDERWRITING AGREEMENT
                             ----------------------

    THIS AGREEMENT, dated as of the __________ day of _________________, 1995 by and between The Brinson Funds (the "Trust"), including any future series or classes that may be subsequently created, and Fund/Plan Broker Services, Inc. ("FPBS").

    WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

    WHEREAS, the Trust is authorized to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "B" attached hereto, and which Schedule "B" may be amended from time to time by mutual agreement of the Trust and FPBS; and

    WHEREAS, FPBS is a broker-dealer registered with the Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

    WHEREAS, the Trust and FPBS are desirous of entering into an agreement providing for the Underwriting and Marketing Support Services by FPBS of shares of the Trust (the "Shares");

    NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

1.  APPOINTMENT.
    -----------

    The Trust hereby appoints FPBS as its exclusive agent for the distribution of the Shares, and FPBS hereby accepts such appointment under the terms of this Agreement. The Trust agrees that it will not sell any shares to any person except to fill orders for the shares received through FPBS; provided, however, that the foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with the Trust or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Trust; (b) to shares which may be offered by the Trust to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Trust; or (c) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in each Series' Prospectus. Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the Shares whenever, in its sole discretion, it deems such action to be desirable.

2.  SALE AND REPURCHASE OF SHARES.
    -----------------------------

    (a) FPBS will have the right, as agent for the Trust, to sell Shares to the public against orders therefor at the public offering price (as defined in sub-paragraph 2(d) hereof).

    (b) FPBS will also have the right, as agent for the Trust, to sell Shares at their net asset value to such persons as may be approved by the Board of Trustees of the Trust, all such sales to comply with the provisions of the Act, the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

    (c) FPBS will also have the right to take, as agent for the Trust, all actions which, in FPBS's judgment, are necessary to carry into effect the distribution of the Shares.

    (d) The public offering price shall be the net asset value of Shares then in effect plus any applicable sales charge set forth in the Series' prospectuses.

    (e) The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional information relating to the Shares (the "Prospectus"), and when determined shall be applicable to transactions as provided for in the Prospectus. The net asset value of the Shares shall be calculated by the Trust or by another entity on behalf of the Trust. FPBS shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

    (f) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly.

    (g) Upon receipt of purchase instructions, FPBS will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

    (h) Nothing in this Agreement shall prevent FPBS or any affiliated person (as defined in the Act) of FPBS from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict FPBS or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that FPBS expressly agrees that it will not for its own account purchase any shares of the Trust except for investment purposes and that it will not for its own account sell any such shares except by redemption of such shares by the Trust, and that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

    (i) FPBS may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.


3.  RULES OF SALE OF SHARES.
    -----------------------

    FPBS does not agree to sell any specific number of Shares. FPBS, as agent for the Trust, undertakes to sell Shares on a best efforts basis only against orders therefor.

    The Trust reserves the right to refuse at any time or times to sell any of its Shares for any reason deemed adequate by it.

4.  RULES OF NASD, ETC.
    ------------------

    (a) FPBS will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

    (b) FPBS will require each dealer with whom FPBS has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and FPBS shall not cause the Trust to withhold the placing of purchase orders so as to make a profit thereby.

    (c) The Trust agrees to furnish to FPBS sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for FPBS to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

    (d) FPBS, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the parties.

    (e) FPBS shall not make, or authorize any representative, Service Organization, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Prospectus covering the Shares and in sales materials approved by FPBS and the Trust as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Trust to FPBS in reasonable quantities upon request.

    (f) FPBS shall not act as a conduit by paying any asset based sales charge to any member in excess of NASD Rules (currently 0.75%).

5.  RECORDS TO BE SUPPLIED BY THE TRUST.
    -----------------------------------

    The Trust shall furnish to FPBS copies of all information, financial statements and other papers which FPBS may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by FPBS, of all financial statements prepared for the Trust by independent public accountants.

6.  EXPENSES.
    --------

    (a)  The Trust will bear the following expenses:

         (i) preparation, setting in type, and printing of sufficient copies of the prospectuses and statements of additional information for distribution to shareholders, and the distribution of same to the shareholders;

         (ii) preparation, printing and distribution of reports and other communications to shareholders;

         (iii) registration of the Shares under the federal securities laws;

         (iv) qualification of the Shares for sale in the jurisdictions mutually agreed upon by the Trust and the FPBS;

         (v)   maintaining facilities for the issue and transfer of the Shares;

         (vi) supplying information, prices and other data to be furnished by the Trust under this Agreement; and

         (vii) any original issue taxes, transfer taxes and professional privilege taxes applicable to the sale or delivery of the Shares or certificates therefor.

    (b) Brinson Partners, Inc. will pay all other expenses incident to the sale and distribution of the Shares sold hereunder.

7.  FEE.
    ---

    For its services under this Agreement, FPBS shall be entitled to the fees contained in Schedule "A" attached hereto, as amended from time to time. All such fees will be paid by Brinson Partners, Inc. The services provided include acting as primary underwriter/distributor of the Trust and licensing/regulatory agent for personnel who are registered as FPBS representatives. These fees will include the renewal of the NASD license and the State Securities licenses for representatives in states requested by the Trust. These fees will also cover the expenses and personnel required to maintain the regulatory books and records of FPBS in connection with this agreement on behalf of the Trust.


    (a) Brinson Partners, Inc. will indemnify FPBS for the actions of its employees registered with the NASD as FPBS representatives and will undertake to see that the rules and regulations are followed with any and all sales presentations by such employees.

8.  DUTIES AND OBLIGATIONS OF FPBS.
    ------------------------------

    (a) Subject to the succeeding provisions of this section and Schedule "B", FPBS shall:

         1. Provide its own office space, facilities, equipment and personnel for the performance of duties under this Agreement.
         2. Maintain records as the distributor as requested and as mutually agreed upon.
         3. Respond to all inquiries or other communications of shareholders of the Fund and its representatives.
         4. Attend marketing strategy and Board of Trustees meetings as requested.

 9. LIABILITY OF FPBS.
    -----------------

    (a) FPBS, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of FPBS in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The Trust agrees to indemnify and hold harmless FPBS against any and all liability, loss, damages, costs or expenses (including counsel fees) which FPBS may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which FPBS may be involved as a party or otherwise or with which FPBS may be threatened, by reason of the offer or sale of the Trust shares prior to the execution of this Agreement which is not due to FPBS's lack of reasonable care.

    (b) Any person, even though also a director, officer, employee, shareholder or agent of FPBS, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with FPBS's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a trustee, officer, employee, shareholder or agent, or one under the control or direction of FPBS even though paid by it.

    (c) The Trust agrees to indemnify and hold harmless FPBS, and each person, if any, who controls FPBS within the meaning of Section 15 of the Securities Act of 1933 (the "Securities Act") or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the 1940 Act, the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, supplement thereto, sales literature or other written information prepared by the Trust and furnished by it to FPBS for FPBS's use hereunder, disseminated by the Trust or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall not, however, inure to the benefit of FPBS (or any person controlling FPBS) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the shares of the Trust to any person by FPBS (i) if such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Trust by FPBS specifically for use therein or (ii) if such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, if the Trust shall correct the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage or liability for which indemnification is sought and a copy of the Prospectus was not sent or given to such person at or before the confirmation of the sale to such person, unless such failure to deliver the Prospectus was a result of noncompliance by the Trust with the obligation to furnish copies of the Prospectus and any supplements thereto.

    (d) FPBS agrees to indemnify and hold harmless the Trust, each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement of a material fact contained in a Prospectus or Statement of Additional Information or any supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if based upon information furnished in writing to the Trust by FPBS specifically for use therein.

10. MAINTENANCE OF INSURANCE COVERAGE.
    ---------------------------------

    FPBS shall, at its option, be a named insured party on the Trust's Errors & Omissions policy and the Trust's Fidelity bond, both of which shall, at FPBS's option, include coverage of FPBS's officers and employees. FPBS shall pay its allocable share of the cost of such policies in accordance with the provisions of the Act. The scope of coverage and amount of insurance limits applicable to the Trust on such policies shall also be made applicable to FPBS.

11. TERMINATION OF THIS AGREEMENT.
    -----------------------------

    This Agreement shall automatically terminate in the event of its assignment. This Agreement may be terminated with respect to the Trust at any time, without payment of any penalty, by vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust or by vote of a majority of the outstanding voting securities of the Trust or by FPBS on one hundred and eighty (180) days written notice to the other party.

12. EFFECTIVE PERIOD OF THIS AGREEMENT.
    ----------------------------------

    This Agreement shall be effective on the date noted above and shall remain in full force and effect until October 31, 1996 (unless terminated as set forth in Paragraph 11), and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by:

    (i) the Board of Trustees of the Trust or by a majority of the outstanding voting securities of the Trust; and

    (ii) by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party by vote cast in person at a meeting called for the purpose of voting on such approval.

    The provisions of paragraph 8 hereof shall survive the termination of this Agreement.

13. AMENDMENTS.
    ----------

    No amendments to this Agreement shall be executed or become effective unless its terms have been approved:

    (a) by a majority of the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust; and

    (b) by a majority of those trustees who are not interested persons of the Trust or of any party to this Agreement.

14. REPORTS.
    -------

    FPBS shall prepare reports for the Board of Trustees of the Trust on a quarterly basis showing such information as from time to time shall be reasonably requested by such Board.

15. SEVERABILITY.
    ------------

    In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

16. GOVERNING LAW.
    -------------

    This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

    IN WITNESS WHEREOF, the Trust and FPBS have each caused this Agreement to be signed in duplicate, as of the day and year first above written.



The Brinson Funds                             Fund/Plan Broker Services, Inc.
-----------------                           ---------------------------------


---------------------------------           ---------------------------------
By: E. Thomas McFarlan, President                 Kenneth J. Kempf, President


--------------------------------            ---------------------------------
Attest: Bruce G. Leto, Secretary            Attest: Janet F. Davis, Secretary

                     (SEAL)                       (SEAL)



Brinson Partners, Inc.
----------------------



--------------------------------------
By: Samuel W. Anderson, Vice President



------------------------------------
Attest: Michael J. Jacobs, Secretary

                     (SEAL)

                                                                    SCHEDULE "A"


                        FUND/PLAN BROKER SERVICES, INC.
                          MULTIPLE CLASS FEE SCHEDULE
                                      FOR
                               THE BRINSON FUNDS

--------------------------------------------------------------------------------

The following is Fund/Plan Broker Services, Inc.'s schedule for Underwriter/Distributor services provided to The Brinson Funds and as Licensing/Regulatory Agent for Brinson Partners, Inc. personnel including employees who are registered as Fund/Plan Broker Services, Inc. representatives. These fees will also cover the expenses and personnel required to maintain the regulatory books and records of Fund/Plan Broker Services, Inc. in connection with the Underwriting Agreement on behalf of the Trust. All fees for the Brinson Classes to be paid by Brinson Partners, Inc.

  .  $7,500 Per Year Per Company with one Fund (Initial Series)

  .  $2,500 Additional Per Year for Each Additional Series or Class

  .  $1,000 Per Year Per Licensed Representative in 1-2 States

  .    or $2,500 Per Year Per Licensed Representative up to 30 States

  .    or $3,500 Per Year Per Licensed Representative in 50 States & DC

  .  Additional $300 Per Year Per Licensed Representative in Puerto Rico

MARKETING SUPPORT SERVICES
--------------------------

$2.00 per call includes both Inbound Telemarketing Services and Literature Fulfillment. Minimum $2,000 per month.

OUT-OF-POCKET EXPENSES
----------------------

Fund/Plan Broker Services, Inc. will be reimbursed monthly for all reasonable out-of-pocket expenses, including telephone, postage, telecommunications, special reports, continuing education requirements, record retention, special transportation costs as incurred, and unusual expenses incurred.

ADDITIONAL SERVICES
-------------------

Activities of a non-recurring nature such as fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services or reports will be quoted upon request.

                                                                    SCHEDULE "B"


                            IDENTIFICATION OF SERIES
                            ------------------------


Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this Agreement:

                                     SERIES

                                 Global Fund
                               Global Equity Fund
                                Global Bond Fund
                         Short-Term Global Income Fund*
                               U.S. Balanced Fund
                                U.S. Equity Fund
                                 U.S. Bond Fund
                           U.S. Cash Management Fund
                              Non-U.S. Equity Fund
                               Non-U.S. Bond Fund

                                    CLASSES

                               Brinson Fund class
                              SwissKey Fund class


* Fee and procedures subject to change/review pending definitive structure of Fund.

This Schedule "B" may be amended from time to time by agreement of the Parties.